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                              AYP Capital, Inc.
                         CONSOLIDATED BALANCE SHEET
                          As of December 31, 1996


Property and Equipment
    Nonutility Property		                     176,802,339.88
     Accum Deprec, Nonutility Property          1,744,032.35
                                             ---------------
       Total Property and Equipment	         	178,546,372.23
                                             ---------------
Investments and Other Assets
    Inv in EnviroTech, net                       	913,713.46
    Inv in LAEEFI, net                     	    1,634,181.62
    Inv in APS Cogenex, net	                      209,314.41
    Inv in FondElec GP, net	                       33,295.29
    Other Deferred Charges		                       17,419.89
		                                            --------------
       Total Other Assets		                     2,807,924.67
                                              --------------
Current Assets
    Cash, FNB of Maryland                       4,650,915.42
    Account Recv, Other                         9,485,203.33
    Account Recv, Affiliates                    5,302,413.68
    Materials and Supplies - at average cost:
       Operating and Construction		             2,394,708.52
       Fuel		                                   2,795,292.18
    Other		                                     1,737,736.00
		                                             -------------
       Total Current Assets		                  26,366,269.13
		                                            --------------
          Total Assets	                       207,720,566.03
		                                            --------------

Capitalization
    Common Stock Issued *		                         1,000.00
    Other Paid-In Capital		                    31,283,676.53
    Retained Egs, Unappropriated               (3,439,523.00)
		                                             -------------
		                                             27,845,153.53

    Long-term Debt		                          160,000,000.00
    Notes and Advance Payable		                    12,500.00
                                              --------------
       Total Capitalization		                 187,857,653.53
		                                            --------------
Current Liabilities
    Accounts Payable, Other                    12,303,900.85
    Accounts Payable, Affiliates                2,822,334.16
    Taxes Payable		                               394,471.17
    Other Current Liabilities		                 3,099,159.29
		                                             -------------
       Total Current Liabilities		             18,619,865.47
		                                             -------------
Deferred Credits and Other Liabilities
    Deferred Income Taxes	             	          648,809.00
    Other		                                       594,238.03
		                                              ------------
       Total		                                  1,243,047.03
		                                              ------------
        Total Capitalization and Liabilities	 207,720,566.03
		                                            --------------


                               Unaudited


* 10 par, shares authorized, 100 shares outstanding.